Exhibit 99.1

FIRST CHOICE HEALTHCARE APPOINTS GARY PICKETT, CPA

AS NEW CHIEF FINANCIAL OFFICER

MELBOURNE, FL – (MarketWired) – November 6, 2014 – First Choice Healthcare Solutions, Inc. (OTCQB:FCHS) (“FCHS” or “First Choice”), a diversified holding company focused on delivering clinically superior, patient-centric, multi-specialty care through state-of-the-art medical centers of excellence, today announced the appointment of Gary D. Pickett, CPA as the Company’s new Chief Financial Officer, Secretary and Treasurer, replacing Donald A. Bittar who has chosen to formally retire. Bittar will, however, continue to serve as a valued member of the Company’s Board of Directors.

A Certified Public Accountant, Pickett brings First Choice a wealth of experience in GAAP accounting, SEC reporting, financial planning and analysis, Sarbanes-Oxley compliance, treasury, tax, risk management and investor relations. to Prior to joining First Choice, Pickett served as a senior financial executive at Bovie Medical Corporation, an NYSE-listed manufacturer of specialty medical devices and supplies; beginning first as Controller in March 2006 and elevating to Chief Financial Officer in October 2006. Previous to Bovie, he was the Director of Financial Systems at Progress Energy Services (now Duke Energy, the largest electric power holding company in the U.S.) and Vice President and Controller of Progress Rail Services, a former subsidiary of Progress Energy acquired by Caterpillar, Inc. in 2006. Pickett earned a Bachelor of Science degree in Accounting from Florida State University and an MBA from the University of Tampa. He also served as a field artillery officer in the U.S. Army for four years.

Commenting on Pickett’s appointment, Chris Romandetti, Chairman, President and CEO of First Choice, stated, “We are delighted to welcome Gary to our executive team, particularly at this exciting stage in our Company’s development. His financial expertise and executive experience makes him an ideal fit for our organization and should serve to contribute measurably to our future growth and success.”

Continuing, Romandetti added, “On behalf of everyone at First Choice, I’d also like to express our deepest gratitude to Donald for the tremendous job he has done as our CFO. Since First Choice was first formed four years ago, he has played a significant role in guiding and directing the expansion of our Company and managing our financial operations with optimal skill and discipline. Although he has chosen to retire from day-to-day business life, we are very fortunate that he has agreed to remain a member of our Board so that we may continue to benefit from his sound judgment and proven business-building expertise.”

About First Choice Healthcare Solutions, Inc.

Headquartered in Melbourne, Florida, First Choice Healthcare Solutions (FCHS) is actively engaged in developing a network of multi-specialty medical centers of excellence throughout the southeastern U.S., which are distinguished as premier destinations for clinically superior, patient-centric care. Through its wholly owned subsidiary FCID Medical, Inc., the Company currently operates one Medical Center of Excellence, First Choice Medical Group of Brevard, which specializes in the delivery of musculoskeletal medicine and rehabilitative care. FCHS’ commercial real estate interests, which house its medical centers of excellence, are managed by its wholly owned subsidiary, FCID Holdings, Inc. For more information, please visit www.myfchs.com or www.myfcmg.com.

Safe Harbor Statement

Certain information set forth in this news announcement may contain forward-looking statements that involve substantial known and unknown risks and uncertainties. These forward-looking statements are subject to numerous risks and uncertainties, certain of which are beyond the control of First Choice Healthcare Solutions, Inc. Such forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management beliefs and certain assumptions made by its management. Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. Information concerning factors that could cause the Company's actual results to differ materially from those contained in these forward-looking statements can be found in the Company's periodic reports on Form 10-K and Form 10-Q, and in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.

For additional information, please contact:

First Choice Healthcare Solutions, Inc.

Evelyn Viancardi | 321-725-0090, Extension 208